                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated March 22, 2004 with respect to the financial statements of The Manufacturers Life Insurance Company of New York, which is contained in the Statement of Additional Information in Post-Effective Amendment No. 3 to the Registration Statement (Form N-6 No. 333-100664) and the related prospectus of The Manufacturers Life Insurance Company of New York Separate Account B.




                                               /s/ ERNST & YOUNG LLP


Hartford, Connecticut
April 29, 2004

                         Consent Of Independent Auditors


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated March 26, 2004 with respect to the financial statements of Separate Account B of The Manufacturers Life Insurance Company of New York, which is contained in the Statement of Additional Information in Post-Effective Amendment No. 3 to the Registration Statement (Form N-6 No. 333-100664) and the related prospectus of Separate Account B of The Manufacturers Life Insurance Company of New York.



                                            /s/ ERNST & YOUNG LLP


Philadelphia, Pennsylvania
April 29, 2004